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                                                                    EXHIBIT 23.2

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

          We hereby consent to the inclusion of our opinion letter to the Board of Directors of GreenPoint Financial Corp. ("GreenPoint") as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of GreenPoint with and into North Fork Bancorporation, Inc. contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the reference to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           KEEFE, BRUYETTE & WOODS, INC.

                                          /s/ Keefe, Bruyette & Woods, Inc.

Date:  July 27, 2004